                                                                      EXHIBIT 12


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


------------------------------------------------------------------------------------------------------------
Dollars in Millions                                              Year Ended December 31
------------------------------------------------------------------------------------------------------------
                                                1999       1998 /a/     1997 /a/     1996 /a/     1995 /a/
                                           -----------------------------------------------------------------
Earnings before income taxes                      $1,300       $2,037       $1,613       $1,789       $1,682
Fixed charges                                        670          555          520          540          556
                                           -----------------------------------------------------------------
   Total                                          $1,970       $2,592       $2,133       $2,329       $2,238
                                           =================================================================
Fixed charges:
   Interest on debt                               $  644       $  533       $  497       $  514       $  536
   Interest component of rentals                      26           22           23           26           20
                                           -----------------------------------------------------------------
      Fixed charges                               $  670       $  555       $  520       $  540       $  556
                                           =================================================================

Ratio of earnings to fixed charges                   2.9          4.7          4.1          4.3          4.0
------------------------------------------------------------------------------------------------------------


/a/ Financial information reflects accounting for the 1997 merger with PanEnergy Corp as a pooling of interests. As a result, the financial information gives effect to the merger as if it had occurred January 1, 1995.